Exhibit 99.1

For Immediate Release	Contact: Ralph A. Beattie
972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS FIRST QUARTER 2009 RESULTS
DALLAS — (BUSINESS WIRE) — May 5, 2009 — Capital Senior Living Corporation (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the first quarter of 2009. Company highlights for the first quarter include:
Financial Highlights
•	Revenues were $48.0 million in the first quarter of 2009 compared to $48.5 million in the first quarter of 2008.
•	Adjusted EBITDAR was $14.3 million in the first quarter of 2009, compared to $14.6 million in the prior year period.
•	Adjusted EBITDAR margin was 29.8 percent compared to 30.1 percent in the first quarter of the prior year.
•	Net income was $0.8 million or $0.03 per diluted share in the first quarter of 2009 compared to net income of $1.5 million or $0.06 per diluted share in the first quarter of 2008.
•	Adjusted cash earnings were $4.4 million or $0.17 per diluted share in the first quarter of 2009, versus $4.7 million or $0.18 per diluted share in the first quarter of 2008.
Operational Highlights
•	Average physical occupancy rate for the 58 stabilized communities was 87 percent.
•	Operating margins (before property taxes, insurance and management fees) were 48 percent in stabilized independent and assisted living communities.
•	At communities under management, excluding three communities undergoing conversions, same-store revenue increased 0.2 percent versus the first quarter of 2008 as a result of a 3.7 percent increase in average monthly rent. Same-community expenses decreased 1.5 percent and net income increased 2.7 percent from the comparable period of the prior year.

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“We continue to make progress despite challenging economic conditions,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “Same-store revenue increased as a result of higher average monthly rents and our corporate and property level cost controls and reductions are contributing to positive operating performance. Both EBITDAR and EBITDAR margin improved sequentially from the fourth quarter of 2008. In addition, our first quarter move-ins and deposits from prospective residents increased from both the previous quarter and the comparable quarter of the prior year. Attrition, which is typically higher in the first quarter, was less than that experienced in the first quarter of 2008. We are well-positioned to take advantage of opportunities in the current environment and maximize shareholder value through growth and profitability.”
OPERATING AND FINANCIAL RESULTS
For the first quarter of 2009, the Company reported revenue of $48.0 million, compared to revenue of $48.5 million in the first quarter of 2008. The decrease is largely due to a $0.8 million reduction in affiliated management services revenue as the Company is no longer earning development fees from three joint venture communities which were under construction last year. Resident and healthcare revenue decreased from the first quarter of the prior year by approximately $0.2 million despite an increase in average monthly rents. The number of consolidated communities remained at 50 in both periods. Financial occupancy of the consolidated portfolio averaged 84.5 percent in the first quarter of 2009 with an average monthly rent of $2,506 per occupied unit. Excluding three communities with units being converted to higher levels of care, financial occupancy of the consolidated portfolio averaged 86.3 percent.
Revenue under management was $54.8 million in the first quarter of 2009 compared to $55.1 million in the first quarter of 2008. Revenue under management includes revenue generated by the Company’s consolidated communities, communities owned in joint ventures and communities owned by third parties that are managed by the Company. There were 64 communities under management in both periods.
Operating expenses for the first quarter of 2009 decreased by $0.6 million from the first quarter of 2008. As a percentage of resident and healthcare revenue, operating expenses were 61.0 percent in the first quarter of 2009 compared to 62.1 percent in the first quarter of 2008. The improvement was due to a reduction in both labor and food costs for the quarter.
General and administrative expenses of $3.0 million were approximately $0.6 million lower than the first quarter of 2008. Approximately half of the decrease was due to personnel reductions which occurred at the end of 2008 and half reflected due diligence expenses in the first quarter of 2008 which were related to a potential acquisition that was not pursued. As a percentage of revenue under management, general and administrative expenses were 5.5 percent in the first quarter of 2009.
Facility lease expenses were $6.4 million in the first quarter of 2009, approximately $0.3 million higher than the first quarter of 2008, primarily reflecting increases in contingent rent on 25 leased communities.

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Depreciation and amortization expense increased $0.2 million from the first quarter of the prior year as a result of capital improvements at certain of the Company’s owned and leased facilities.
Adjusted EBITDAR for the first quarter of 2009 was approximately $14.3 million, compared to $14.6 million in the first quarter of 2008. Adjusted EBITDAR margin was 29.8 percent for the period.
Interest expense was $2.9 million in the first quarter of 2009, compared to $3.1 million in the first quarter of 2008, reflecting lower debt outstanding due to principal amortization.
The Company reported income before taxes of approximately $1.4 million in the first quarter of 2009 compared to a pre-tax profit of approximately $2.4 million in the first quarter of 2008.
The Company’s provision for income taxes in the first quarter of 2009 was $0.6 million, approximately 42.6 percent of income before taxes. The Company is impacted by the recently-enacted Texas Margin Tax which effectively imposes a tax on modified gross revenues for communities within the state. The Company consolidated 17 Texas communities in the first quarter of 2009 and the Texas Margin Tax increased the overall tax provision by more than four percentage points.
The Company reported net income of $0.8 million or $0.03 per diluted share in the first quarter of 2009 versus net income of $1.5 million or $0.06 per diluted share in the first quarter of 2008. Adjusted cash earnings were $4.4 million or $0.17 per diluted share in the first quarter of 2009, versus $4.7 million or $0.18 per diluted share in the first quarter of 2008.
CAPITAL OVERVIEW AND FINANCING
In January of this year, the Company announced that its Board of Directors authorized a stock repurchase program of up to $10 million of its common stock. Under the stock repurchase program, the Company is authorized to repurchase, from time to time, shares of its common stock in the open market and in privately negotiated transactions. The timing and extent to which the Company may repurchase its shares will depend upon market conditions and other corporate considerations. The Company anticipates that it will finance the repurchase program with available cash. In the first quarter of 2009, the Company purchased 337,300 shares of common stock at a cost of approximately $0.9 million, or an average cost of $2.68 per share.
The Company ended the quarter with $24.4 million of cash and cash equivalents and $2.2 million of restricted cash. The restricted cash represents collateral for letters of credit which are used in place of security deposits with a lessor. The interest earned on the restricted cash is approximately equal to the cost of the letters of credit.
As of March 31, 2009 the Company financed its 25 owned communities with mortgage debt totaling $185.0 million at fixed interest rates averaging 6.1 percent. With the exception of one mortgage of $4.7 million maturing in September of 2009, the next closest maturity is July of 2015.

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Capital expenditures for the quarter were approximately $1.6 million, representing $1.0 million of investment spending and $0.6 million of recurring Capex.
Q109 CONFERENCE CALL INFORMATION
The Company will host a conference call with senior management to discuss the Company’s first quarter 2009 results. The call will be held on Wednesday, May 6, 2009 at 11:00 a.m. Eastern Time.
The call-in number is 913-312-0698, confirmation code 6390740. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting May 6, 2009 at 2:00 p.m. Eastern Time, until May 13, 2009 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 6390740. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com, and will be available until the next earnings release date.
ABOUT THE COMPANY
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.
The Company currently operates 66 senior living communities in 23 states with an aggregate capacity of approximately 9,800 residents, including 40 senior living communities which the Company owns or in which the Company has an ownership interest, 25 leased communities and one community it manages for a third party. Resident capacities in the communities operated by the Company indicate that 69 percent of residents live independently, 24 percent of residents require assistance with activities of daily living and 7 percent of residents live in continuing care retirement communities.
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

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This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, cash earnings, cash earnings per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600.

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$24,408	$25,880
Restricted cash	2,160	—
Accounts receivable, net	3,794	3,809
Accounts receivable from affiliates	748	1,152
Federal and state income taxes receivable	2,388	2,364
Deferred taxes	1,052	1,052
Assets held for sale	354	354
Property tax and insurance deposits	6,454	8,632
Prepaid expenses and other	3,808	5,930

Total current assets	45,166	49,173
Property and equipment, net	304,280	305,881
Deferred taxes	10,518	11,062
Investments in limited partnerships	7,035	7,173
Other assets, net	15,050	14,831

Total assets	$382,049	$388,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,219	$1,920
Accrued expenses	10,842	13,661
Current portion of notes payable	10,706	12,026
Current portion of deferred income	6,539	6,174
Customer deposits	1,519	1,593

Total current liabilities	30,825	35,374
Deferred income	19,229	20,056
Notes payable, net of current portion	176,595	177,541
Commitments and contingencies Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 27,115 and 26,597 in 2009 and 2008, respectively	272	267
Additional paid-in capital	130,756	130,426
Retained Earnings	25,276	24,456
Treasury stock, at cost — 337,300 shares in 2009	(904)	—

Total shareholders’ equity	155,400	155,149

Total liabilities and shareholders’ equity	$382,049	$388,120

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2009	2008
Revenues:
Resident and health care revenue	$42,599	$42,844
Unaffiliated management services revenue	18	42
Affiliated management services revenue	622	1,433
Community reimbursement revenue	4,736	4,198

Total revenues	47,975	48,517
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	25,969	26,606
General and administrative expenses	2,992	3,618
Facility lease expense	6,408	6,136
Stock-based compensation expense	331	229
Depreciation and amortization	3,253	3,033
Community reimbursement expense	4,736	4,198

Total expenses	43,689	43,820

Income from operations	4,286	4,697
Other income (expense):
Interest income	22	127
Interest expense	(2,948)	(3,065)
Gain on sale of assets	—	600
Other income	69	53

Income before provision for income taxes	1,429	2,412
Benefit (provision) for income taxes	(609)	(922)

Net income	$820	$1,490

Per share data:
Basic net (loss) income per share	$0.03	$0.06

Diluted net (loss) income per share	$0.03	$0.06

Weighted average shares outstanding — basic	26,597	26,341

Weighted average shares outstanding — diluted	26,647	26,623

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Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q1 09	Q1 08	Q1 09	Q1 08	Q1 09	Q1 08
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	25	25	3,926	3,926	3,503	3,503
Leased	25	25	3,775	3,775	3,152	3,152
Joint Venture communities (equity method)	13	12	1,602	1,406	1,367	1,221
Third party communities managed	1	2	148	294	115	239

Total	64	64	9,451	9,401	8,137	8,115

Independent living			6,510	6,505	5,546	5,569
Assisted living			2,286	2,241	1,973	1,928
Continuing Care Retirement Communities			655	655	618	618

Total			9,451	9,401	8,137	8,115
II. Percentage of Operating Portfolio
Consolidated communities
Owned	39.1%	39.1%	41.5%	41.8%	43.1%	43.2%
Leased	39.1%	39.1%	39.9%	40.2%	38.7%	38.8%
Joint venture communities (equity method)	20.3%	18.8%	17.0%	15.0%	16.8%	15.0%
Third party communities managed	1.6%	3.1%	1.6%	3.1%	1.4%	2.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			68.9%	69.2%	68.2%	68.6%
Assisted living			24.2%	23.8%	24.2%	23.8%
Continuing Care Retirement Communities			6.9%	7.0%	7.6%	7.6%
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Total			100.0%	100.0%	100.0%	100.0%
Selected Operating Results
I. Owned communities
Number of communities	25	25
Resident capacity	3,926	3,926
Unit capacity	3,503	3,503
Financial occupancy (1)	86.3%	87.8%
Revenue (in millions)	20.6	20.2
Operating expenses (in millions) (2)	11.3	11.5
Operating margin	45%	43%
Average monthly rent	2,275	2,195
II. Leased communities
Number of communities	25	25
Resident capacity	3,775	3,775
Unit capacity	3,152	3,152
Financial occupancy (1)	82.4%	87.0%
Revenue (in millions)	22.2	22.4
Operating expenses (in millions) (2)	12.1	12.4
Operating margin	45%	45%
Average monthly rent	2,766	2,669
III. Consolidated communities
Number of communities	50	50
Resident capacity	7,701	7,701
Unit capacity	6,655	6,655
Financial occupancy (1)	84.5%	87.4%
Revenue (in millions)	42.8	42.7
Operating expenses (in millions) (2)	23.4	23.9
Operating margin	45%	44%
Average monthly rent	2,506	2,421
IV. Communities under management
Number of communities	64	64
Resident capacity	9,451	9,401
Unit capacity	8,137	8,115
Financial occupancy (1)	83.2%	87.6%
Revenue (in millions)	54.8	55.1
Operating expenses (in millions) (2)	29.7	30.1
Operating margin	46%	45%
Average monthly rent	2,670	2,564
V. Same Store communities under management (excluding 3 communities with conversions)
Number of communities	59	59
Resident capacity	8,642	8,642
Unit capacity	7,454	7,472
Financial occupancy (1)	86.1%	89.1%
Revenue (in millions)	52.0	51.9
Operating expenses (in millions) (2)	27.8	28.3
Operating margin	47%	45%
Average monthly rent	2,664	2,570
V. General and Administrative expenses as a percent of Total Revenues under Management
First Quarter (3)	5.5%	5.6%
VI. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Total fixed rate debt	184,966	188,269
Weighted average interest rate	6.1%	6.1%

(1)	- Financial occupancy represents actual days occupied divided by total number of available days during the quarter.

(2)	- Excludes management fees, insurance and property taxes.

(3)	- Q1 08 — Excludes due diligence costs which were written off when a potential acquisition was terminated and costs incurred to avoid a proxy contest.

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CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONSThree Months Ended

	THREE MONTHS ENDED MARCH 31,
	2009	2008
Adjusted EBITDAR
Net income from operations	$4,286	$4,697
Depreciation and amortization expense	3,253	3,033
Stock-based compensation expense	331	229
Facility lease expense	6,408	6,136
Unusual legal/proxy costs	—	176
Write-off preacquisition and project costs	—	337

Adjusted EBITDAR	$14,278	$14,608

Adjusted EBITDAR margin
Adjusted EBITDAR	$14,278	$14,608
Total revenues	47,975	48,517

Adjusted EBITDAR margin	29.8%	30.1%

Adjusted net income and net income per share
Net income	$820	$1,490
Unusual legal/proxy costs, net of tax	—	109
Write-off preacquisition and project costs, net of tax	—	208
Asset held for sale impairment, net of tax	—	83
Gain on sale of land parcels, net of tax	—	(423)

Adjusted net income	$820	$1,467

Adjusted net income per share	$0.03	$0.06

Diluted shares outstanding	26,647	26,623
Adjusted cash earnings and cash earnings per share
Net income	$820	$1,490
Depreciation and amortization expense	3,253	3,033
Stock-based compensation expense	331	229
Unusual legal/proxy costs, net of tax	—	109
Write-off preacquisition and project costs, net of tax	—	208
Asset held for sale impairment, net of tax	—	83
Gain on sale of land parcels, net of tax	—	(423)

Adjusted cash earnings	$4,404	$4,729

Adjusted cash earnings per share	$0.17	$0.18

Diluted shares outstanding	26,647	26,623
Adjusted pretax income
Pretax income as reported	$1,429	$2,412
Unusual legal/proxy costs	—	176
Write-off preacquisition and project costs	—	337
Asset held for sale impairment	—	134
Gain on sale of land parcels	—	(684)

Adjusted pretax income	$1,429	$2,375

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